EXHIBIT 99.3

WORLD HEADQUARTERS
6718 W. Plank Rd.
Peoria, IL 61604 USA
Ph: 309-697-4400
FAX: 309-697-5612



FOR FURTHER INFORMATION:
Jeff Jablonski
Treasurer
(309) 633-5606
jeff.jablonski@rohnnet.com


                           ROHN NAMES INTERIM CFO


NOVEMBER 19, 2001, PEORIA, IL -- ROHN Industries, Inc. (Nasdaq: ROHN), a global provider of infrastructure equipment for the telecommunications industry, announced today that Bruce C. Paul, a partner with Tatum CFO Partners, LLP, has been retained to serve as interim Chief Financial Officer for the company. Mr. Paul will serve as CFO on an interim basis while the company conducts a search for a new, permanent CFO. James F. Hurley, the former CFO for the company, will remain with the company until the end of the year to assist Mr. Paul in the transition.

Mr. Paul has more than 25 years of broad experience in finance, general management, information technology and the implementation of change. He has a background in manufacturing disciplines including purchasing, planning, integrated enterprise systems, and in all phases of financial planning and control. His expertise ranges from analysis in developed environments to startup and crisis management, and includes profit improvement, merger and acquisition activity, ERP systems, electronic commerce, management reporting, treasury, and SEC registrations.

Since joining Tatum in early 2000, Mr. Paul has served as CFO of SportsatHome.com Inc., an Internet startup in recreation and e-commerce. Prior to joining Tatum, he served as VP of Finance and CIO of Clarion Technologies, Inc., a plastic components designer and supplier, CFO and Treasurer of Trim Systems, Inc., a just-in-time manufacturer, interim CFO of Schawk, Inc., a graphic arts design and plastic parts manufacturer, and in various positions at Navistar International Corporation. Mr. Paul received an M.B.A in Finance from American University and a B.A. from Valparaiso University. He is a member of the Financial Executives Institute.

Brian B. Pemberton, President and Chief Executive Officer, said "Bruce is a welcome interim addition to our management team. Bruce's financial expertise will help move the company forward while we conduct a search for a permanent CFO."

ROHN Industries, Inc. is a leading manufacturer and installer of telecommunications infrastructure equipment for the wireless and fiber optic industries. Its products are used in cellular, PCS, fiber optic networks for the Internet, radio and television broadcast markets. The company's products and services include towers, equipment enclosures, design and construction, cabinets, poles and antennae mounts. ROHN has manufacturing locations in Peoria, Ill.; Frankfort, Ind.; Bessemer, Ala.; Casa Grande, Ariz.; and Mexico City, Mexico.

Statements in this press release include "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: wireless and fiber optic communications industry capital spending; the ability of our customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; our implementation of our growth objectives in foreign markets; our indebtedness, which could restrict our operations, making us more vulnerable to adverse economic conditions and making it more difficult for us to implement our business strategy; our Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting our industry. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 10-K is incorporated herein by reference. Our forward-looking statements are given as of the date of this release and we are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.